                                                                  Rule 424(b)(3)
                                                              File No. 333-77533
                                                          Renal Care Group, Inc.




              PROSPECTUS SUPPLEMENT NO. 1, DATED JULY 16, 1999, TO
                         PROSPECTUS DATED JUNE 24, 1999



         In order to reflect a gift of Common Stock from Robert Steinberg to Solomon Schechter School of Westchester, the table of Selling Shareholders in the Selling Shareholders' section of the Prospectus is revised and supplemented as follows:

                                                       Shares Beneficially                             Shares
                                                          Owned Before         Shares Being         Beneficially
                         Name                            the Offering(1)          Offered           Owned After
                                                                                                    the Offering

Robert Steinberg......................................         1,410                   0                1,410
Solomon Schechter School of Westchester...............         5,014               5,014                    0